UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File	IRS Employer
of incorporation or organization)	Number)	Identification No.)

11055 Flintkote Avenue, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders

On May 17, 2016, Trovagene, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 23,670,020 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 31, 2016, as supplemented, are as follows:

Proposal 1.  All of the six (6) nominees for director were elected to serve until the 2017 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the six (6) directors was as follows:

Directors	For	Against	Abstain	Broker Non Vote
Dr. Paul Billings	6,807,965	0	6,869,573	9,992,482
Gary S. Jacob	10,487,253	0	3,190,285	9,992,482
Thomas H. Adams	10,540,497	0	3,137,041	9,992,482
John P. Brancaccio	10,556,812	0	3,120,726	9,992,482
Dr. Stanley Tennant	9,820,042	0	3,857,496	9,992,482
Dr. Rodney S. Markin	11,991,312	0	1,686,226	9,992,482

Proposal 2. The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2016 was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
22,003,089	1,576,887	90,044	0

Proposal 3. The compensation of the Company’s named executive officers was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
11,514,404	2,012,072	151,062	9,992,482

Proposal 4.  The adoption of an amendment to the Company’s 2014 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 7,500,000 from 5,000,000  was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
10,455,045	3,131,159	91,334	9,992,482

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 17, 2016

TROVAGENE, INC.

By:	/s/ William J. Welch
William J. Welch
President and Chief Executive Officer